THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Company no. 2906084

ARTICLES OF ASSOCIATION

of

THE BROKER NETWORK LIMITED

PRELIMINARY

1 The regulations contained in Table A as set out in the Schedule to The Companies (Tables A to F) Regulations 1985 as amended by regulations made under the Companies Act 1985 (the "Act") ("Table A") shall apply to the Company, save in so far as they are varied or excluded by or are inconsistent with these Articles References in these Articles to numbered Regulations are references to Regulations in Table A

SHARES

2 1 The authorised share capital of the Company at the date of the adoption of these Articles is £453,000 divided into 100,000 "A" Ordinary Shares of £1 each ("A" Shares"), 100,000 "B" Ordinary Shares of £1 each ("B" Shares") 100,000 "C" Ordinary Shares of £1 each ("C" Shares") and 153,000 Non-Voting Ordinary Shares of £1 each ("Non-Voting Shares")

2 2 The "A" Shares, the "B" Shares, the "C" Shares and the Non-Voting Shares shall be separate classes of shares but save as otherwise provided herein shall rank pari passu in all respects

2 3 The Non-Voting Shares shall entitle the holders thereof to attend and speak at general meetings of the Company but not to vote thereat

2 4 All shares which may be allotted or transferred to a holder of "A" Shares, "B" Shares or "C" Shares shall upon being registered in the name of such holder be or become "A" Shares, "B" Shares or "C" Shares respectively

3 Article 561 of the Companies Act 2006 is hereby disapplied

4 [Deleted]

5 [Deleted]

TRANSFERS

6 Except in the case of a transfer of shares expressly authorised by Article 5, the right to transfer shares in the Company (which shall include a notice of election or transfer by personal representatives) shall in the case of the transfer of shares constituting 5% or more of the issued share capital of the Company be subject to the restrictions in Articles 6 1-6 6 and 6 8-6 11 and shall in the case of the transfer of shares constituting less than 5% of the issued share capital of the Company shall be subject to the restrictions in Articles 6 7-6 11

Transfer Notice

6 1 1 A person proposing to transfer any shares ("the transferor") shall give a "transfer notice" to the Company

6 1 2 The transfer notice

6 1 2.1 shall state the number of shares concerned, the proposed transferee(s) and the proposed price (if any),

6 1 2 2 shall constitute the Company the transferor's agent for sale of such shares,

6 1 2 3 shall not be revocable once given without the written consent of the directors

6 1 3 Any transfer notice deemed to have been given under these Articles shall be treated as specifying no proposed transferee or price and shall apply to all the transferor's shares

6 1 4 The Directors shall not refuse to register any transfer of shares to a bank or financial institution in connection with the granting to such bank or financial institution of a charge or other security interest over shares, or in connection with the enforcement of such charge or other security interest

6.2 Fair Value

6 2 1 The expression "the fair value" shall mean such sum per share

6 2 1 1 as may be agreed upon between the members, or

6 2 1 2 failing such agreement as shall be determined by independent accountants appointed jointly by the members or if they fail to agree, as appointed by the president for the time being of the Institute of Chartered Accountants of England and Wales who shall state in writing what in their opinion was the fair value of the shares proposed to be sold at the date of the transfer notice, having regard to the fair value of the business of the Company as a going concern as between a willing vendor and willing purchaser on the open market

6 2 2 In assessing the fair value of any shares the independent accountants shall disregard the fact that the shares specified in the transfer notice may comprise either a minority or a majority holding in the Company

6 2 3 The independent accountants shall be deemed to act as experts and not as arbitrators and their determination shall be final and binding on all concerned

6 2 4 The directors shall provide the independent accountants with all information which they may reasonably require in connection with their determination of the fair value

6 2 5 The fees and expenses of the independent accountants shall be borne as to half by the transferor and as to the balance by the purchaser(s) (if any) in proportion to the numbers of shares to be purchased by them or if there are no such purchasers then the balance shall also be borne by the transferor

6.3 Offer to members

6 3 1 Within fourteen days of the determination of "the fair value" the directors shall offer the shares to each member holding shares of the same class as the shares being transferred (other than the transferor) for purchase at the fair value save that any shares referred to in a transfer notice given by any "B" Shareholders shall first be offered to holders of "A" Shares and "C" Shares equally

6 3 2 Each member shall be asked to state within twenty-eight days the number of shares (if any) he wishes to buy

6 3 3 The directors shall then allocate the shares in the following manner

6 3 3 1 to each member there shall be allocated a proportion equal to the value of the issued share capital held by him (but excluding the shares offered) or such lesser number of shares for which he may have applied, and

6 3 3 2 any shares not allocated under paragraph 6 3 3 1 shall be allocated to members wishing to buy more than their entitlement under 6 3 3 1 and in the event of competition in proportion to their existing holdings of shares (as far as practicable and without requiring any member to buy more than the number he applied for)

6 3 4 If all of the shares are not allocated pursuant to paragraph 6 3 3 then the directors shall offer them first to members holding "A" shares and "C" shares and, in the event of competition, in proportion to their existing holding of shares and then to all other members

6 3 5 The directors shall notify the transferor and the members wishing to buy accordingly, or notify the transferor that no purchasers have been found

6 3 6 Provided that buyers shall have been found for all the shares the transferor shall upon such notification be bound to transfer the shares to the members wishing to buy and in such manner as may be agreed between the transferor and each member wishing to buy, or failing agreement, as the directors shall determine

If the transferor fails to transfer

6 4 1 If the transferor fails to transfer his shares as required then the Company may authorise any director to execute any necessary transfers in favour of the member(s) wishing to buy and may receive the purchase money and hold the same in trust for the transferor

6 4 2 The receipt of the Company for the purchase money shall be a good discharge to the purchasing members, who shall not be bound to see to its application, and after the name of the purchaser has been entered in the register the validity of the transfer shall not be questioned by any person

If the purchaser fails to buy

6 5 If through no default of the transferor the purchase of any shares under this Article is not duly completed the transferor shall be entitled to sell such shares on the terms mentioned in paragraph 6 6 below

If there are insufficient purchasers

6 6 1 If the directors shall not find purchaser(s) for all of the shares offered, the transferor may at any time within six months after the date of the directors having notified him of the result of the offer transfer all the shares specified in the transfer notice to any person on a bona fide sale at any price not being less than the fair value

6 6 2 The directors may require to be satisfied that any share transferred under 6 6 1 above is being transferred in pursuance of a bona fide sale for the consideration stated in the share transfer and if not so satisfied they may refuse to register the instrument of transfer

Transfer of shares constituting less than 5% of the issued share capital of the Company

6 7 This Article applies to transfers of shares that constitute less than 5% of the issued share capital of the Company but excludes transfers by a member which when cumulated with other transfers made by the member during the previous 12 months or proposed transfers by the member currently being dealt with under the provisions of this Article amount to 5% or more of the issued share capital of the Company or any transfers which would result in the transferee owning more than 50% of the issued share capital of the Company save that any transferor may elect to transfer shares in accordance with the provisions set out in Articles 6 1-6 6 notwithstanding that the shares to be sold constitute less than 5% of the issued share capital of the Company providing that the transferor meets all costs of the Company and the independent accountants in connection with the provisions in Article 6 2 and the transferor shall lodge with the Company in advance such reasonable sum to cover the cost and expenses of the independent accountants and the Company

6 7 1 A person proposing to transfer any shares ("the transferor") shall give a "transfer notice" to the Company

6 7 2 The transfer notice shall state the number of shares that the transferor wishes to sell

6 7 3 Within fourteen days of receiving such notice the Company shall notify in writing all members of the transfer notice and give each member 28 days from the date of dispatch of the notice by the Company in which to make an offer for the shares such offer to be a specific price per share and not to be by reference to any other offer, to be delivered in a sealed envelope to the Company and all offers received within the said 28 days shall be opened on the 28th day after the date of dispatch of the notice

6 7 4 The Company shall immediately inform the transferor of the best bid and the transferor has seven days from dispatch of such notice to accept or refuse such offer and any failure by the transferor to respond shall be deemed to be a refusal of the offer

6 7 5 If the transferor accepts the offer then the Company Secretary shall within seven days notify all holders of "A" and "C" shares of such acceptance and they shall have the option of acquiring the shares concerned at the offer price pro rata to their shareholding but each "A" and "C" shareholder must notify to the Company within seven days of the date of the dispatch of notice to such shareholders of their wish to acquire such shares and if the holders of the "A" and "C" shares collectively wish to acquire more shares than are on offer then such shares shall be allocated in accordance with the provisions of Article 6 3

6 7 6 The Company shall notify the transferor, the member who made the highest sealed bid and all "A" and "C" shareholders who have bid for the shares concerned and advise them of the identity of the transferee and the price and payment for the shares and payment must be made by the transferee to the transferor within 14 days of such notification and if the transferor fails to transfer the shares in accordance with these provisions then Article 6 4 will apply

6 7 7 If through no default of the transferor the purchase of any shares under this Article 6 7 is not duly completed the transferor shall have the option of proceeding with the shareholder making the second best bid at the price of the second best bid or give the company a fresh transfer notice in accordance with this Article 6 7 or the transferor may give a transfer notice under Article 6 1 1

6 7 8 If there are not bids made for all or any of the shares that the transferor wishes to sell in accordance with Article 6 7 3 the transferor may request the Company in respect of those shares for which no bid has been received to give a transfer notice in respect of those shares in accordance with Article 6 1 1

If a member dies

6 8 Upon the death of a Member he shall be deemed to have served a transfer notice in respect of all of his shares

Bankruptcy/liquidation of a member

6 9 Upon the bankruptcy or liquidation of a member the directors may by resolution declare that a transfer notice shall be deemed to have been given at the date of such resolution in respect of all shares registered in the name of such member

Member ceasing to be an employee or director

6 10 A transfer notice shall be deemed to have been given when a member who is an employee or director of the Company or any subsidiary ceases to be such an employee or director provided that if such employee or director has breached any service agreement he may have with the Company then the price at which his shares will be transferred will be the fair value as determined by Article 6 2 discounted by a factor of 33% save that written notice may be given to the Company by all members holding "A" Shares and "C" Shares within 28 days of such employee or director ceasing to be an employee or director that the requirement that a transfer notice shall be deemed to be given shall be waived

Waiver

6 11 With the consent in writing of the holders of a majority of each of the "A" Shares, the "B" Shares and the "C" Shares for the time being the restrictions imposed by this Article may be waived or varied in relation to any proposed transfer of shares

REGISTRATION OF SHARES

7 Notwithstanding anything contained in these Articles

(a) the directors (or director if there is only one) of the Company may not decline to register any transfer of shares in the Company nor suspend registration of any such shares, and

(b) a holder of shares in the Company is not required to comply with any provision of the Articles which restricts the transfer of shares or which requires any such shares to be first offered to all or any current shareholders of the Company before any transfer may take place,

where in any such case the transfer is or is to be

(a) executed by a bank or institution to which such shares have been mortgaged or charged by way of security (or by any nominee of such bank or institution) pursuant to a power of sale under such security,

(b) executed by a receiver or manager appointed by or on behalf of any such bank or institution under any such security, or

(c) to any such bank or institution (or to its nominee) pursuant to any such security

A certificate by any officer of such bank or institution that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts

LIEN

8 The Company has no lien in respect of its shares

VARIATION OF RIGHTS

9 The rights attached to any class of share capital may, whether or not the Company is being wound up, be varied by special resolution of the Company in general meeting and with the consent in writing of the holders of at least three-fourths of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of that class To every such separate general meeting the provisions of these Articles relating to general meetings shall apply, but so that the necessary quorum shall be a person or persons holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll

PROCEEDINGS AT GENERAL MEETINGS

10 No business shall be transacted at any general meeting unless the requisite quorum is present Two members present personally or by proxy (of whom one at least shall be the holder of "A" Shares and one at least a holder of "C" Shares) shall be a quorum for all purposes

11 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless before or on the declaration of the result of a show of hands a poll is demanded by the chairman of the meeting or by any member present in person or by proxy Regulation 46 shall not apply to the Company The chairman shall not have a casting vote and Regulation 50 shall not apply

12 A proxy shall be entitled to vote on a show of hands and Regulation 54 of Table A shall be modified accordingly

13 For the purposes of these Articles a director or secretary of a corporation shall be deemed to be a duly authorised representative of such corporation

APPOINTMENT AND REMOVAL OF DIRECTORS

14 1 Members holding the majority of the "C" Shares shall be entitled to appoint a director to the board of the Company and from time to time by a memorandum signed by the holders of a majority of the "C" Shares remove any director appointed by the holders of the "C" Shares and appoint another in his place and may similarly fill any other vacancy in the directors to be appointed by the holders of the "C" Shares Any such appointment or dismissal shall take effect at and from the time when the memorandum is lodged at the registered office of the Company or produced to a meeting of the directors

14 2 No person shall be disqualified from being or becoming a director by reason of his attaining or having attained the age of seventy years or any other age

14 3 Regulations 76 and 77 (requirements on appointment of directors) shall not apply to the Company

EXCLUSION OF RETIREMENT BY ROTATION

15 No director shall be required to retire by rotation, and Regulations 73-75 (inclusive), and Regulation 80 shall not apply to the Company

ALTERNATE DIRECTORS

16 1 Any director may at any time appoint any person (including another director) to be its alternate director and may at any time terminate such appointment An alternate may be appointed either generally or for a specific meeting or meetings or for a specific purpose or purposes Any such appointment or termination of appointment shall be effected in the like manner as provided in article 12 The same person may be appointed as the alternate director of more than one director Regulations 65 to 68 inclusive of Table A shall not apply.

16 2 The appointment of an alternate director shall terminate on the happening of any event which, if he were a director, would cause him to vacate his office, or if the director of whom he is the alternate ceases to be a director

16 3 An alternate director shall be entitled to receive notices of all meetings of the directors and of all committees of directors of which the director for whom he is the alternate is a member, to attend and vote and be counted in the quorum at any such meeting at which the director for whom he is the alternate is not personally present and generally to perform all the functions of the director for whom he is the alternate in his absence and the provisions of these Articles shall apply as if he were a director

PROCEEDINGS OF DIRECTORS

17 1 The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and manner of despatching business as they think fit A director may, and a secretary at the request of a director shall, call a meeting of directors A quorum for a meeting of the directors shall at the start of the meeting be at least two (one of whom shall be the director appointed by the holders of the "C" Shares) provided that if such director appointed by the holders of the "C" Shares does not wish to or fails to attend a meeting of the directors after receiving proper notice of such meeting in accordance with Article 15 3, then notwithstanding this Article, the meeting shall be deemed to be quorate Regulations 88 and 89 of Table A shall not apply

17 2 Questions arising at any meeting of the directors or of any committee shall be decided by a majority of the votes of the directors present, each director having one vote each A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote The chairman shall have no second or casting vote

17 3 Unless otherwise agreed by all of the directors in any particular case, at least 7 days' notice in writing of every meeting shall be given to each director or his alternate director, including any director or alternate director who may for the time being be absent from the United Kingdom provided that such director or alternate director shall have given the Company his address outside the United Kingdom

17 4 A resolution in writing signed or approved by letter, telex or facsimile transmission by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several

documents in the like form each signed by one or more directors, or their alternates Regulation 93 of Table A shall not apply

17 5 Any director may participate in a meeting of the directors or of any committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting

17 6 Provided that a director (or his alternate) declares that director's interest in a contract, transaction or arrangement (whether actual or proposed) with the Company in the manner provided by section 317 of the Act, a director, notwithstanding that he (or his alternate) or any person connected with him (or his alternate) has an interest or duty which is material and which conflicts or may conflict with the interests of the Company, may vote in respect of such contract, transaction or arrangement and may be counted in the quorum present at any meeting Regulations 94 to 98 inclusive of Table A shall not apply

18. THE SEAL

Where the Act permits, any instrument signed by one director and the secretary or by two directors and expressed to be executed by the Company shall have the same effect as if executed under the seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended to have effect as a deed without the authority of the directors or of a committee authorised by the directors in that behalf

19. ACCOUNTS

Any member shall be entitled to inspect the accounting records and other books and papers of the Company Regulation 109 of Table A shall not apply

20. NOTICES

20 1 Any notice required or permitted under these Articles shall (unless otherwise provided) be in writing and shall be sufficiently given if given personally or sent by first class prepaid mail (or pre-paid air mail if the addressee is outside the country of mailing) (in the case of the Company) to the registered office of the Company or (in the case of a member, director or any other person) to such other address, inside or outside the United Kingdom, as shall have been notified for the purpose or to such other address as may from time to time be designated by the Company or any person Regulation 111 of Table A shall not apply

20 2 In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient to all the joint holders of such share Regulation 112 of Table A shall not apply

20 3 Any notice served pursuant to any provision of these Articles shall be in the English language and shall be deemed to have been received and given (a) in the case of first class pre-paid mail two days after the date of mailing and (b) in the case of pre-paid air mail, five days after the date of mailing Regulation 115 of Table A shall not apply

21. INDEMNITY

21 1 Subject to the provisions of the Act, every director, or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto

21 2 To the extent permitted by the law the directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any director, or other officer or auditor of the Company in relation to anything done or omitted to be done or alleged to have been done or omitted to be done as director, officer or auditor